EXHIBIT 99.1

VA LINUX SYSTEMS REPORTS RECORD REVENUES AND RESULTS BEAT CONSENSUS ANALYST ESTIMATES

GROWTH OUTPACES MARKET

SUNNYVALE, CALIF. -- MAY 23, 2000 -- VA Linux Systems, Inc. (Nasdaq: LNUX) today reported record revenues of $34.6 million for its fiscal third quarter, ended April 28, 2000. Revenues increased 710% from the same quarter in fiscal 1999 and 71% from the prior fiscal quarter. VA also reported that the third quarter loss, excluding non-cash items, of ($0.13) per share beat First Call consensus analyst estimates of ($0.23) per share and improved significantly from ($0.20) per share in the prior fiscal quarter and ($0.17) per share in the third quarter of fiscal 1999. (Loss per share amounts for historical quarters were calculated using pro-forma shares.)

VA's shipments of server products during the fiscal third quarter grew more than nine times the market growth rate as reported by IDC. IDC's most recent data shows shipments of Linux servers grew 166% in the fourth quarter of 1999 from the fourth quarter of 1998. Further, in the first 3 quarters of fiscal 2000, VA Linux Systems grew revenues sequentially 90%, 36%, and 71% respectively.

VA Linux Systems made significant progress in all other aspects of the business as well. Professional Services revenue grew 379% sequentially from the previous fiscal quarter to $1.5M and represented 4.2% of the quarter's total revenue. Gross margins improved to 17.8% up from 14.0% in the previous fiscal quarter. Net losses excluding non-cash charges declined to $4.5M from $6.3M in the previous fiscal quarter, improving to 13% of revenue from 31%.

"Without a doubt this was a stellar quarter," said Dr. Larry M. Augustin, president and CEO of VA Linux Systems. "Demand for Internet infrastructure solutions based on Linux and Open Source software is expanding and continues to drive our growth. Fundamentals remain strong as we showed significant progress towards profitability with declining losses and improving gross margins.

Other Significant Events During the Quarter

VA successfully completed the acquisitions of TruSolutions, Inc. and NetAttach, Inc. Both of these acquisitions added important products and technology to VA's product line. The acquisition of TruSolutions added an entry level 1U server product and the purchase of NetAttach provided network attached storage (NAS) technology to be used in VA storage products expected later this year. VA now has the broadest high-density Linux server product line in the industry.

VA's pending acquisition of Andover.Net is nearing completion. Andover.Net has scheduled a shareholder meeting for June 2nd and VA expects to complete the acquisition by mid June. The combination of Andover's and VA's web properties generate in excess of 70 million page views per month. One of the sites, SourceForge.net, is an Open Source software development center. Formally launched in January, it now hosts more than 4,500 separate projects.

VA has announced its geographic expansion into Europe and its intent to establish a subsidiary in Japan. Both locations are expected to begin selling product early next fiscal year.

ABOUT VA LINUX SYSTEMS

Founded in 1993, VA Linux Systems is a recognized leader in advancing Linux and Open Source solutions for Internet infrastructure. VA Linux provides a single point of contact for Linux systems, Open Source software expertise, and world-class professional services and support. VA Linux Systems owns and operates SourceForge, the world's largest Open Source development center, as well as

Linux.com and Themes.org. Headquartered in Sunnyvale, Calif., VA Linux is located on the Web at http://www.valinux.com/.

VA Linux Systems was selected as one of Fortune Magazine's top "Cool Companies," Red Herring's "Top 100 Companies of the Electronic Economy" and Upside's "Hot 100 Companies" in 1999. VA Linux was awarded the 1999 Linux Journal Editors' Choice Award for Best New Hardware, and was the only company to win multiple "Show Favorite" awards at LinuxWorld Conference & Expo in March 1999 (in Computers and Science/Engineering) and again in February 2000 (in Hardware and Peripherals/Support Services). International Data Corporation (IDC) recently ranked VA Linux Systems as a top five Linux server vendor in Q4 1999.

This press release contains forward looking statements, which may or may not occur in the future. These forward-looking statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements that are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management's plans and objectives for future operations, product plans, performance and demand therefor, management's assessment of market factors, and statements regarding the strategy and plans of VA Linux and its strategic partners, constitute forward-looking statements which involve risks and uncertainties. These risks and uncertainties are detailed in VA Linux's registration statement on Form S-4 and Quarterly Report on Form 10-Q for the period ended January 28, 2000 filed with the Securities and Exchange Commission and include, VA Linux's limited operating history and the evolving market for Linux-based systems; the risks associated with VA Linux's dependence upon an open source business model; reliance on sales of server products; continued market acceptance of Linux; the ability of VA Linux to successfully integrate Andover.net into its operations; continued reliance upon independent third-party Linux developers; management of growth; reliance upon strategic relationships and ability to implement specific terms relating to them; reliance on our single source contract manufacturer; competition with larger and more established companies, particularly those with announced Linux strategies; continued introduction of new products; expansion of VA Linux's business focus and operations, particularly internationally; VA Linux's ability to attract and retain qualified personnel especially in the areas of professional services and overseas; the enforceability of the GNU General Public License; the scarcity of Linux-based applications; the risks of economic downturns generally; the risks associated with competition and competitive pricing pressures; the viability of the Internet and of VA Linux's web-based businesses as profit-making entities; and the fact that VA Linux has incurred and will continue to incur substantial losses. The above mentioned documents contain important information and you are urged to review them carefully. Each such document is available free of charge at the SEC Website at http://www.sec.gov/ or from the contacts listed above.

Condensed Statements of Operations
(In thousands, except per share data; Unaudited)

                                                           THREE MONTHS ENDED             NINE MONTHS ENDED
                                                        ------------------------      ------------------------
                                                        April 28,      April 30,      April 28,      April 30,
                                                          2000           1999           2000           1999
                                                        ---------      ---------      ---------      ---------
Net Revenues                                            $ 34,595       $  4,270       $ 69,634       $  9,874

Cost of Revenues                                          28,439          4,295         58,682          9,671

Gross profit                                               6,156            (25)        10,952            203


OPERATING EXPENSES

Sales and marketing                                        7,593          1,326         19,769          1,909

Research and development                                   2,985            410          8,191            674

General and administrative                                 2,071          1,146          5,224          1,934

Amortization of deferred stock compensation               10,242            505         17,355            994

Amortization of goodwill and intangible assets             1,889             --          1,889             --

Write-off of in-process research and development           4,000             --          4,000             --

Total operating expenses                                  28,780          3,387         56,428          5,511

Loss from operations                                     (22,624)        (3,412)       (45,476)        (5,308)

Interest and other income (expense), net                   1,996             --          3,233            (18)

Net loss                                                 (20,628)        (3,412)       (42,243)        (5,326)

Dividend related to convertible preferred stock               --             --         (4,900)            --

Net loss attributable to common stockholders            $(20,628)      $ (3,412)      $(47,143)      $ (5,326)


Basic and diluted net loss per share                    $  (0.58)      $  (0.58)      $  (2.14)      $  (1.14)


WEIGHTED-AVERAGE SHARES OUTSTANDING

Basic and diluted                                         35,313          5,869         22,029          4,674

Basic net loss per share, excluding non-cash items      $  (0.13)      $  (0.50)      $  (0.82)      $  (0.93)



Condensed Balance Sheets
(In thousands)

                                                     APRIL 28,     JULY 31,
                                                       2000          1999
                                                     --------      --------
                                                           (unaudited)
CURRENT ASSETS

Cash and cash equivalents                           $ 125,364      $ 18,653

Accounts receivable, net                               18,433         4,033

Inventories                                               699         1,971

Prepaid expenses and other assets                         968           381

Total current assets                                  145,464        25,038

Property and equipment, net                             4,425         1,759

Goodwill and intangible assets, net                   110,528           645

Other assets                                              256           153

                                                    $ 260,673      $ 27,595


CURRENT LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of loans and notes payable          $   2,598      $    759

Accounts payable                                       17,665         6,243

Accrued warranty                                        1,086           239

Accrued liabilities and other                           7,038         1,567

Total current liabilities                              28,387         8,808

Notes payable and other, net of current portion           621           424


STOCKHOLDERS' EQUITY

Convertible preferred stock                                --            19

Common stock                                               44            15

Additional paid-in capital                            424,966        45,461

Stockholder note receivable                                --           (50)

Deferred stock compensation                          (131,240)      (12,121)

Accumulated deficit                                   (62,105)      (14,961)

Total stockholders' equity                            231,665        18,363

                                                    $ 260,673      $ 27,595

Note: VA Linux, VA Linux Systems, and SourceForge are trademarks of VA Linux Systems, Inc. Linux is a registered trademark of Linus Torvalds. All other trademarks are property of their respective owners.